Exhibit 21.1
Subsidiaries of Venture Global, Inc.

Name of Subsidiary*	Jurisdiction of Organization

Venture Global LNG, Inc	United States (Delaware)

Venture Global Calcasieu Pass Holding, LLC	United States (Delaware)

Calcasieu Pass Funding, LLC	United States (Delaware)

Calcasieu Pass Holdings, LLC	United States (Delaware)

Calcasieu Pass Pledgor, LLC	United States (Delaware)

Venture Global Calcasieu Pass, LLC	United States (Delaware)

Venture Global Plaquemines LNG Holding II, LLC	United States (Delaware)

Venture Global Plaquemines LNG Holding, LLC	United States (Delaware)

Plaquemines LNG Funding, LLC	United States (Delaware)

Plaquemines LNG Holdings Pledgor, LLC	United States (Delaware)

Plaquemines LNG Holdings, LLC	United States (Delaware)

Plaquemines LNG Pledgor, LLC	United States (Delaware)

Venture Global Plaquemines LNG, LLC	United States (Delaware)

Venture Global Gator Express, LLC	United States (Delaware)

Venture Global CP2 LNG Holding, LLC	United States (Delaware)

Venture Global CP2 LNG, LLC	United States (Delaware)

CP2 Procurement, LLC	United States (Delaware)

Venture Global CP Express, LLC	United States (Delaware)

* This list omits subsidiaries that would not constitute a “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X.